Exhibit B

                             JOINT FILING AGREEMENT

                     The undersigned hereby agree that the Statement on Schedule 13G, dated May 16, 2003 with respect to the shares of Common Stock of Mikohn Gaming Corp. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

                     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Dated: May 16, 2003

                                           POTOMAC CAPITAL MANAGEMENT LLC

                                           By:   /s/ Paul J. Solit
                                                 Paul J. Solit, Managing Member

                                           POTOMAC CAPITAL MANAGEMENT INC.

                                           By:   /s/ Paul J. Solit
                                                 Paul J. Solit, President

                                           PAUL J. SOLIT

                                           By:   /s/ Paul J. Solit
                                                 Paul J. Solit